Exhibit 99.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into, effective as of April 5, 2009 (the “Effective Date”), by and between Derek McLeish, an individual with an address at ________________ (the “Optionor”), and Naveed Aslam, an individual with an address at _____________ (the “Optionee”), with reference to the following facts:

RECITALS:

As an inducement for the Optionee to accept full time employment with Carbon Sciences, Inc. (the “Company”) as President and as incentive to Optionee to continue in the employ of the Company as its President, the Optionor has agreed to sell to Optionee an option to purchase certain shares of the common stock of the Company held by Optionor, and the parties have agreed to execute this Agreement in order to evidence the sale of such option.

AGREEMENTS:

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, receipt which is hereby acknowledged, Optionor hereby sell to Optionee the following option:

Section 1. Sale of Option.  Subject to the terms and conditions set forth below, the Optionor hereby sells to Optionee for the purchase price of Five Hundred Dollars ($500.00) the right and option (the “Option”) to purchase from the Optionor Five Million (5,000,000) shares (the “Option Shares”) of the Company’s common stock ("Common Stock") at an exercise price of Ten Cents ($0.10) per share (the “Exercise Price”), subject to Optionee’s becoming vested in the Option as set forth in this Section 1.

(a)   Subject to Sections 1(b) and 1(c), below, the Option shall be exercisable only to the extent Optionee has become vested therein.  As of any date during the term of this Option, Optionee shall be entitled to purchase such number of the Option Shares (to the extent not previously purchased hereunder) as is determined by multiplying the total number of Option Shares times Optionee’s then-current vesting percentage as determined under this Section 1(a) and Section 7, below.   In consideration for Optionee’s continuous employment as President of the Company from and after January 1, 2009 (the “Employment Commencement Date”), Optionee shall become vested in this Option as follows:

(i) After one month of continuous employment by the Company following Optionee’s Employment Commencement Date, Optionee shall become vested in one-thirty-sixth (1/36th) of this Option.

(ii) For each subsequent period of thirty (30) days thereafter that Optionee remains continuously employed by the Company, Optionee shall become vested in one-thirty-sixth (1/36th) of the this Option until all of the Option Shares are vested.

(b) For purposes of this Agreement, “employment” as used herein shall refer to full-time employment of the Optionee as President of the Company during which time the Optionee shall devote his full-time efforts to the business and affairs of the Company and use his best efforts to carry out such responsibilities faithfully and efficiently.

(c) Notwithstanding any provision hereof to the contrary, if for any reason Optionee shall ceased to be employed by the Company as its President, whether voluntarily or involuntarily,  Optionee shall forfeit any portion of the Option in which Optionee is not then vested as of the first date that Optionee’s employment with the Company terminates.

(d) Subject to the foregoing provisions of this Section 1, the Option is exercisable at any time and from time to time during its term, in whole or in part, to the extent that Optionee has become vested in such Option pursuant to this Section 1.  This Option will terminate in all respects, and all rights and options to purchase shares hereunder will terminate on the earlier of (i) ninety (90) days after Optionee is fully vested or (ii) 90 days after the Optionee’s employment with the Company terminates (“the Term”).

Section 2. Manner of Exercise of Option.  Optionee may exercise the Option only by delivering to the Optionor (a) a written notice of exercise specifying the number of shares with respect to which the Option is to be exercised and the address to which the certificate representing such shares is to be mailed, (b) cash, certified or bank check or postal money order payable to the order of the Optionor for an amount equal to the sum of (x) the Exercise Price of such shares, and (y) such amount, if any, as may be due to fund withholding taxes due with respect to such exercise, as required by Section 11, below, and (c) such documentation establishing that the conditions precedent specified in Section 3, below, have been satisfied by the Optionee.

Section 3. Conditions Precedent.  As a condition precedent to any exercise of this Option, the Optionee shall deliver to the Optionor an investment letter in form and substance satisfactory to the Optionor and its counsel which will contain among other things a statement in writing that (i) the Option is then being exercised for the account of the Optionee and only with a view to investment in, and not for, in connection with or with a view to the distribution of, the shares with respect to which the Option is then being exercised; (ii) Optionee has been advised that Rule 144 of the Securities and Exchange Commission (the "Commission"), which permits the resale, subject to various terms and conditions, of small amounts of "restricted securities" (as therein defined) applies to the Optionor; (iii) Optionee and Optionee's representatives have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company's then current corporate activities and financial condition; and (iv) Optionee believes that the nature and amount of the shares being purchased are consistent with Optionee's investment objectives, abilities and resources.  The foregoing investment representations no longer shall be required after registration with the Commission of the stock subject to this Option or acquired through the exercise of this Option.

Section 4. Delivery of Shares.  Within a reasonable time following the receipt by the Optionor of the written notice and payment of the option exercise price for the shares to be purchased hereunder and the fulfillment by Optionee of the conditions precedent to exercise, the Optionor and the Optionee shall  deliver notice to the Escrow Agent instructing the Escrow Agent  tocause to be delivered to Optionee at the address specified pursuant to Section 2, above, a certificate or certificates for the number of shares with respect to which the Option is then being exercised, registered in the name of the Optionee; provided, however, that such delivery will be deemed effected for all purposes when such certificate or certificates will have been deposited in the United States mail, addressed to the Optionee at the address so specified; and provided further that if any law, regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises will require the Optionor or the Optionee to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this paragraph, the date on which such sale will be deemed to have occurred and the date for the delivery of the certificates for such shares will be extended for the period necessary to take and complete such action, it being understood that the Optionor will have no obligation to take and complete any such action.

Section 5.

Legend.  Unless and until the Shares represented by this Option are registered under the Securities Act of 1933 (the “Securities Act”), all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.”

Section 6. Adjustments Upon Changes in Capitalization.  The existence of this Option will not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or tile rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  If the Company will effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this Option will be appropriately adjusted in such a manner as to entitle the Optionee to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment.  Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock then subject to this Option.

Section 7. Effect of Certain Transactions.  If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated, or if there is a sale or other disposition of substantially all of the Company's capital stock or assets to a third party or parties (each hereinafter referred to as a "Transaction"), in any case while this Option remains outstanding: (a) subject to the provisions of clause (b) below, after the effective date of such Transaction this Option will remain outstanding and will be exercisable in shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the Optionee’s of shares of Common Stock received pursuant to the terms of such Transaction; or (b) the time for exercise of this Option will be accelerated so that this Option will be fully exercisable on or prior to the effective date of such Transaction; provided that (x) notice of such acceleration will be given to the Optionee, (y) the Optionee will have the right to exercise this Option in part or in full prior to the effective date of such Transaction, and (z) to the extent not so exercised, this Option will be canceled prior to or as of such effective date.

Section 8. Rights of Optionee.  No person will, by virtue of the sale of this Option to the Optionee, be deemed to be a holder of any shares purchasable under this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this Option.  The sale of this Option will not impose upon the Company any obligation to continue Optionee’s employment as its President and the right of the Company to terminate Optionee’s employment with the Company will not be diminished or affected by reason of the fact that this Option has been sold to the Optionee.  Nothing herein contained will impose any obligation upon the Optionee to exercise this Option.

Section 9.  Escrow of Shares.  The Optionor shall place the Option shares in escrow, with Sichenzia Ross Friedman Ference LLP, serving as the escrow agent.

Section 10. Dividend Restriction.  During the first 12 months from the Effective Date of this Option, Optionee shall not be entitled to dividend rights, with respect to the Option Shares.  In addition, the Optionee shall not be entitled to receive any dividends declared by the Company to the extent that the Option has not been exercised.

Section 11. Transfer and Termination. Optionee may not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of all or any portion of the Option other than by will or the laws of descent and distribution.

Section 12. Tax Withholding.  To the extent that the exercise of the Option gives rise to an obligation on the part of the Optionor to withhold income tax from amounts otherwise to be paid to Optionee, the Optionor shall do so on such terms and in accordance with such procedures as may be required under applicable law.

SECTION 13. MISCELLANEOUS.

(a) Notices.  All notices permitted or required by this Agreement shall be in writing and shall be deemed to be delivered and received (i) when personally delivered, or (ii) on the day on which sent by facsimile, electronic mail, or other similar device generating a receipt evidencing a successful transmission (provided that on that same date a copy of the notice is deposited in the United States mail, first-class-certified mail, postage prepaid), or (iii) on the second (2nd) business day after the day on which deposited in the United States mail, first-class-certified mail, postage prepaid, transmitted or addressed to the person for whom intended, at the facsimile number, email address, or mailing address appearing at the end of this Agreement, or such other facsimile number, email address, or mailing address, notice of which is given in the manner contemplated by this Section 12(a).

(b) No Employment Rights.  Neither the sale of the Option evidenced by this Agreement, nor any other action taken by the Optionor in connection therewith, are intended or shall be construed as giving to Optionee any right to be retained as an employee of the Company for any period of time or to restrict in any manner the right and power of the Company to terminate Optionee’s employment by the Company.

(c) Governing Law.  This Option shall be governed by the laws of the State of California.

(d) Governmental and Other Regulations Governing Law.  The Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Optionee agrees that he will not exercise the Option sold hereby nor will the Optionor be obligated to transfer any shares of stock hereunder if the exercise thereof or the transfer of such shares, as the case may be, would constitute a violation by the Optionee or the Optionor of any such law, regulation or order or any provision thereof.  The Optionor will not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant hereto to comply with any such law, regulation, order or provision.

(Signatures appear on following page.)

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Agreement to be executed as of the Effective Date.

“OPTIONOR:”	“OPTIONEE:”

Derek McLeish	Naveed Aslam

/s/ Derek McLeish	/s/ Dr. Naveed Aslam

Address and Facsimile No. for Notices:	Address and Facsimile No. for Notices:

Email: dm@carbonsciences.com	Email: naslam@carbonsciences.com
Facsimile No: ____________________	Facsimile No: ____________________

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